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                                                                    Exhibit 2.2


                               ARTICLES OF MERGER

                                       OF

                          COVEY LEADERSHIP CENTER, INC.

                                  WITH AND INTO

                               FRANKLIN QUEST CO.


         Pursuant to the provisions of Section 16-10a-1105 of the Utah Revised Business Corporation Act (the "Act"), Franklin Quest Co., a Utah corporation ("Franklin"), and Covey Leadership Center, Inc., a Utah corporation ("Covey"), hereby execute the following Articles of Merger:

         1. Attached hereto as Exhibit A, and incorporated herein by this reference, is the Plan of Merger dated May 30, 1997 (the "Plan of Merger"), which sets forth the terms of the merger of Covey with and into Franklin (the "Merger").

         2. The designation of the voting group of Covey that voted on the Merger was Common Stock. The number of outstanding shares of Common Stock of Covey and the number of votes entitled to be cast by the holders of such shares, as of April 21, 1997, was 790,000. The number of votes of the Covey Common Stock voting group cast for the Merger was 790,000 and the number of votes of the Covey Common Stock voting group cast against the Merger was none.

         3. The designation of the voting group of Franklin that voted on the Merger was Common Stock. The number of outstanding shares of Common Stock of Franklin and the number of votes entitled to be cast by the holders of such shares, as of April 21, 1997, was 19,766,458. The number of votes of the Franklin Common Stock voting group cast for the Merger was 12,573,402 and the number of votes of the Franklin Common Stock voting group cast against the Merger was 111,457.

         EXECUTED as of the 30th day of May, 1997.


COVEY LEADERSHIP CENTER, INC.,                FRANKLIN QUEST CO.,
a Utah corporation                            a Utah corporation



By  /s/  Stephen M. R. Covey                  By  /s/  Jon H. Rowberry
    ------------------------------               ------------------------------
    Stephen M. R. Covey, President               Jon H. Rowberry, President
    and Chief Executive Officer                  and Chief Operating Officer
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                                 PLAN OF MERGER


                  THIS PLAN OF MERGER (this "Plan") is entered into as of the 30th day of May, 1997, by and among Franklin Quest Co., a Utah corporation ("Franklin") and Covey Leadership Center, Inc., a Utah corporation ("Covey").

                                    RECITALS

                   A. Franklin is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Utah.

                   B. Covey is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Utah.

                   C. The respective Boards of Directors of Franklin and Covey and the shareholders of Franklin and Covey deem it advisable for good and valid business reasons and for the mutual benefit of Franklin and Covey that Covey be merged with and into Franklin (the "Merger") as a statutory merger under Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended, upon the terms and subject to the conditions set forth herein and in the Merger Agreement among the parties hereto dated as of March 21, 1997 (the "Merger Agreement"), and in accordance with the Utah Revised Business Corporation Act (the "Act").

                    D. Franklin and Covey and their respective Boards of Directors and, to the extent required by applicable law, their respective shareholders, have approved this Plan.

                  NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein, the parties hereto agree as follows:

                  1. The Merger. At the Effective Time (as hereinafter defined), in accordance with the Merger Agreement and Section 16-10a-1105(2) of the Act, Covey shall be merged with and into Franklin, the separate existence of Covey shall cease, and Franklin shall continue as the surviving corporation under the new corporate name of Franklin Covey Co. (Franklin and Covey are herein sometimes referred to as the "Constituent Corporations," and Franklin, in its capacity as the corporation surviving the Merger, is sometimes referred to herein as the "Surviving Corporation.")

                  2. Effective Time. The Merger shall become effective immediately upon the filing of Articles of Merger and this Plan with the Utah Department of Commerce, Division of Corporations and Commercial Code. The date and time of such filing are sometimes referred to herein as the "Effective Time."

                  3. Effect of the Merger. At the Effective Time, the Merger shall have the effect provided for in Section 16-10a-1106 of the Act.

                  4.       Articles of Incorporation and Bylaws; Directors and
Officers.

                           (a) The Revised Articles of Incorporation and Bylaws of Franklin, as in effect immediately prior to the Effective Time, shall, except as amended as hereinafter provided, be the
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         Articles of Incorporation and Bylaws of the Surviving Corporation at
         the Effective Time and shall thereafter continue to be its Articles of Incorporation and Bylaws until amended as provided therein and under applicable law.

                           (b) Article I of the Revised Articles of
         Incorporation of Franklin shall be hereby amended effective as of the Effective Time to read as follows:

                                ARTICLE I - NAME

                           The name of the corporation is Franklin Covey Co.

                           (c) The following listed individuals shall be the directors of the Surviving Corporation at the Effective Time:

                            Hyrum W. Smith - Chairman
                         Stephen R. Covey - Co-Chairman
                                 Jon H. Rowberry
                               Stephen M. R. Covey
                                Robert H. Daines
                                E. J. "Jake" Garn
                                Dennis G. Heiner
                                Daniel P. Howells
                                Thomas H. Lenagh
                                 James M. Beggs
                                Robert F. Bennett
                                Beverly Campbell
                                  Joel Peterson
                                    Kay Stepp
                                 Robert Whitman

                    Each of Hyrum W. Smith, Jon H. Rowberry, Robert H. Daines,
     E. J. "Jake" Garn, Dennis G. Heiner, Daniel P. Howells, Thomas H. Lenagh, James M. Beggs, Robert F. Bennett and Beverly Campbell, who were directors of Franklin prior to the Effective Time, shall continue to serve as directors of the Surviving Corporation until the expiration of their term as currently scheduled to expire. Each of Joel Peterson, Kay Stepp and Robert Whitman will serve a term as a director expiring at the annual meeting of shareholders to be held in 2000 and until their successors shall be duly elected and qualified. Stephen R. Covey shall serve a term as a director expiring at the annual meeting of shareholders to be held in 1999 and until his successor shall be duly elected and qualified. Stephen M. R. Covey shall serve a term as a director expiring at the annual meeting of shareholders to be held in 1998 and until his successor shall be duly elected and qualified.

                           (d) The following listed individuals shall be the officers of the Surviving Corporation at the Effective Time:

              Chairman and Chief Executive Officer - Hyrum W. Smith
             President and Chief Operating Officer - Jon H. Rowberry
 Executive Vice President, Secretary and General Counsel - Val John Christensen
  Executive Vice President and Chief Financial Officer - John L. "Jack" Theler
            Executive Vice President, Marketing - Stephen M. R. Covey
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            Executive Vice President, Manufacturing - Don J. Johnson
       Executive Vice President, Organizational Sales - Mark W. Stromberg
           Executive Vice President, Consumer Sales - D. Gordon Wilson Executive Vice President, International Operations - Robert J. Guindon

                  5. Conversion of Securities. At the Effective Time, by virtue of the Merger and without any further action on the part of Franklin, Covey or the shareholders of Franklin or Covey, all of the shares of common stock of Covey issued and outstanding (the "Covey Common") in the aggregate, except for dissenting shares, shall automatically be converted into the right to receive shares of common stock of Franklin (the "Franklin Common") with the right of each of the holders thereof, as of the Effective Time, to be treated as a registered holder of shares of Franklin Common as of the Effective Time with all rights to dividends and other distributions made to registered holders of Franklin Common as of such date, provided that the aggregate number of shares of Franklin Common that each of the Shareholders shall be entitled to receive shall be rounded down to the nearest whole share, and provided further that if the number of shares of Franklin Common that a Shareholder is entitled to receive is rounded down to the nearest whole share, such Shareholder shall receive from Franklin in respect of the fractional share subject to such rounding, the value, determined to two decimal places, in cash of such fractional share. On the effective date, each share of Covey Common, except for dissenting shares, will, by virtue of the Merger, be canceled and converted into the right to receive
6.36823 number of shares of Franklin Common.

                  6. Termination or Abandonment. This Plan may be terminated and the Merger abandoned as provided in the Merger Agreement.

                  7.       Other Provisions.

                           (a) Governing Law. This Plan shall be governed in all respects by the laws of the State of Utah.

                           (b) Counterparts. This Plan may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.
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                  IN WITNESS WHEREOF, the parties have executed this Plan by their duly authorized officers as of the date first above written.


                                       FRANKLIN QUEST CO., a Utah corporation


                                       By:  /s/  Jon H. Rowberry
                                            ------------------------------------
                                            Jon H. Rowberry, President and Chief
                                            Operating Officer



                                       COVEY LEADERSHIP CENTER, INC., a Utah
                                       corporation


                                       By:  /s/  Stephen M. R. Covey
                                            ------------------------------------
                                            Stephen M. R. Covey, President and
                                            Chief Executive Officer